SECURITIES & EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                              FORM 8-K/A

                            CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        December 14, 1998



Exact Name of Registrant as Specified in Charter:


                          NTC HOLDINGS, INC.


State of Other Jurisdiction of Incorporation:


                               NEW YORK


Commission File Number:  2-094704-NY


IRS Employer Identification Number:     11-2647209


Address and Telephone Number of Principle Executive Offices:

                  4505 SOUTH WASATCH BOULEVARD #330
                     SALT LAKE CITY,   UTAH 84121
                            (801) 359-9300
Item 4.   Changes in Registrant's Certifying Accountants.

Robert Lipkint was previously the principle accountant for NTC Holdings, Inc. On December 14, 1998, the Board of Directors approved the engagement of the firm of Crouch, Bierwolf & Chisholm to replace Robert Lipkint who declined to stand for reelection as the Certifying Accountant for the Company.

In connection with the audit of the previous fiscal year ended September 30, 1997 and 1996 and for the subsequent period of October 1, 1997 to December 14, 1998 (time of change in accountants), there were no disagreements with Robert Lipkint on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to subject matter of the disagreement, and said firm has not advised the registrant of any reportable events.

The accountant's report of Robert Lipkint on the financial statements of NTC Holdings, Inc. as of September 30, 1997 and 1996 and for the years ended did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles.

Item 7.   Exhibits

       Exhibit No.                    Description             Page

            16.1              Letter of Change                 3
                              in Accoutants


                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTC Holdings, Inc.


/s/ Dean H. Becker
President and Director

Date:     January 21, 1999






                            ROBERT LIPKINT






January 21, 1999



Securities & Exchange Commission
Washington, D.C.

Gentlemen:

I have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on December 14, 1998 filed by our former client, NTC Holdings, Inc. I agree with the statements made in response to that item insofar as they relate to my firm.

Sincerely,



/s/ Robert Lipkint